Exhibit 10.1

Second Amendment

to the

Opportunity Bank of Montana

Amended Salary Continuation Agreement

For

Peter J. Johnson

This Second Amendment is adopted as of the 20th day of August, 2021 by Opportunity Bank of Montana located in Helena, Montana (the “Bank”).

The Bank and Peter J. Johnson (the “Executive”) executed the Amended Salary Continuation Agreement effective as of September 3, 2015 (as amended, the “Agreement”).

The undersigned hereby amends the Agreement for the purpose of increasing the benefits provided therein. Therefore, the following changes shall be made:

Section 2.1.1 of the Agreement shall be deleted in its entirety and replaced by the following:

2.1.1         Amount of benefit. The annual benefit under this section 2.1 is Ninety-Two Thousand Five Hundred Dollars ($92,500).

IN WITNESS OF THE ABOVE, the Bank hereby consents to this Second Amendment.

Opportunity Bank of Montana

By:	/s/ Rick Hays
Rick Hays

Title:	Chairman

Acknowledged:

/s/ Peter J. Johnson
Peter J. Johnson